Exhibit 10.11

CONTRIBUTION AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of April 1, 2003 (the “Effective Date”) between Thomas J. Bogle, (“Contributor”), and Sound Surgical Technologies LLC, a Colorado limited liability company (the “Company”).

RECITALS:

A. Contributor is the sole member of Sound Surgical Sales, LLC, a Colorado limited liability company (the “Sound Surgical Sales”);

B. Contributor desires to contribute all of his right, title and interest as a member and manager in Sound Surgical Sales (the “Interest”) to the Company in exchange for 61 Units of Membership Interest in the Company (the “Units”) on the terms and conditions contained herein.

C. Contributor will contribute 36 of the Units to Tom Bogle & Associates (“TBA”), a general partnership of which Contributor is a general partner and the other general partners are L. Randy Billingsley, and Thomas Tierney.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Contributor and Company agree as follows:

Article I

Definitions

All capitalized terms shall have the meanings given them in the Operating Agreement of Sound Surgical Technologies LLC (the “Operating Agreement”).

Article II

Contribution and Acceptance

1. Amendment of the Operating Agreement of Sound Surgical Sales. The Contributor, as sole member of Sound Surgical Sales, hereby adopts the following amendment to the operating agreement of Sound Surgical Sales to be effective immediately before the Effective Date:

The Member’s membership interest in Sound Surgical Sales, LLC including the right to participate in management (the “Membership Interest”) is transferable either voluntarily or by operation of law. In the event of the transfer of the Member’s entire Membership Interest, the transferee shall succeed to all the Member’s rights as a member in Sound Surgical Sales, LLC. Upon transfer of Member’s Membership Interest, the transferee shall be admitted as a member of Sound Surgical Sales without further action.

2. Contributor’s Contribution of Interest. Contributor hereby assigns, transfers and delivers to the Company the Interest in exchange for the Units and the Company hereby accepts the Contribution of the Interest in exchange for the Units. The Company accepts the contribution. The Parties agree that the fair market value of the Interest as of the Effective Date is $503,250.

3. Obligations of the Parties.

3.1 The Contributor agrees to be bound by the Operating Agreement and agrees to assume all of the obligations of membership with respect to the Units arising after the Effective Date. Sound Surgical Sales shall take the amount paid to it by the Company for Commissions and other liabilities listed in subsections 1.7 and 1.9 of Article III. The balance of any amounts paid as Commissions to Sound Surgical shall be paid to the Contributor.

3.2 The computers described on Schedule A are subject to computer leases. The Company understands that such leases will continue to be obligations of Sound Surgical Sales and that Contributor shall not be responsible for them after the Effective Date.

Article III

Representations and Warranties

1. Contributor’s Representations and Warranties. The Contributor represents and warrants to Company that to the best of his knowledge and belief as of the Effective Date:

1.1 The Contributor understands and acknowledges that the Units may constitute securities and have not been and are not contemplated to be registered under the federal Securities Act of 1933 (the “33 Act”) or any state securities law. Except as provided in article IV, the Units cannot be offered for sale, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless there is an effective registration statement or other qualification relating to such securities under the 33 Act and any applicable state securities laws or unless the Company receives an opinion of counsel satisfactory to the Company that such registration or other qualification is not required in connection with such offer, transfer, sale, transfer, assignment, pledge, hypothecation or other disposition. The Company has no obligation to register or to cooperate in the registration of such securities. Contributor represents to the Company and to each other Member that such Member is an “accredited investor” as defined in Rule 501(a) under the 33 Act and that, except as provided in Article IV, the Contributor’s contribution of the Interest in exchange for the Units is solely for the Contributor and not directly or indirectly for or for the benefit of others and is purchased for investment purposes and not for resale. Notwithstanding the foregoing, the parties understand that Contributor will contribute a membership interest in the Company consisting of 36 Units to TBA, a general partnership as described in Article IV below consisting of the Contributor, L. Randy Billingsley, and Thomas Tierney.

1.2 Sound Surgical Sales is a limited liability company, duly organized, validly existing and in good standing under the laws of Colorado and qualified to do business in California and Washington, and has the power and authority to own all of its property and conduct its business.

1.3 The Contributor is the sole member of Sound Surgical Sales; no other person has a right or option to acquire a membership interest in Sound Surgical Sales; and the interest in Sound Surgical Sales being transferred by the Contributor pursuant to this Agreement comprise all of the equity interests of any class, kind or type in Sound Surgical Sales.

1.4 The Contributor has all requisite power and authority to execute and deliver this Agreement. This Agreement, when executed by the Contributor, constitutes the legal, valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. Neither the execution of this Agreement nor the consummation by the Contributor of the transactions contemplated hereby will (i) constitute a violation of the limited liability agreement of Sound Surgical Sales, or any law, statute, regulation, ordinance, judgment, decree or order applicable to the Contributor or Sound Surgical Sales and of which the Contributor has actual knowledge, (ii) result in the creation of any lien, charge or encumbrance upon the Interest or any part thereo or upon any asset of Sound Surgical Sales, or (iii) result in the breach of or default under any agreement or instrument to which the Contributor or Sound Surgical Sales, as the case may be, is a party.

1.5 There is no action, suit or proceeding before any court or governmental or other regulatory or administrative agency, commission or tribunal or any arbitration pending or threatened against the Contributor or Sound Surgical Sales that, if determined adversely to Sound Surgical Sales or the Contributor, would reasonably be expected to interfere in any material respect with the ability of such the Contributor to perform his obligations under this Agreement or materially and adversely affect the value of the Interest to be contributed to the Company.

1.6 No election has been filed to treat Sound Surgical Sales as a corporation for federal income tax purposes.

1.7 Sound Surgical Sales is not subject to any obligations or liabilities, except for (i) obligations for commissions due to employees in an amount equal to the commissions owed to Sound Surgical Sales by the Company, (ii) Employment taxes with respect to the compensation to be paid by way of commissions, and (ii) customary unsecured trade debt which does not exceed $1,000.00 as of the Effective Date. Contributor warrants to Company that, subject to payment to Sound Surgical Sales by the Company on o before April 3, 2003 of commissions due Sound Surgical Sales as of March 31, 2003, Contributor will pay or ensure that Sound Surgical Sales pays on or before April 7, 2003 all commissions and other compensation, if any, due to employees of Sound Surgical Sales as of the Effective Date and all employment taxes due with respect to such commissions and other compensation, and that the Company will not be required to make any additional contribution or loan to Sound Surgical Sales to fund any such payment.

1.8 As of the Effective Date, Sound Surgical Sales has no employees and has a liability with respect to unpaid commissions not in excess of $ 25,0000 and with respect to employment taxes relating thereto.

1.9 As of the Effective Date, Sound Surgical Sales owns the real and personal property set forth on Exhibit “A” hereto free and clear of any liens, charges or encumbrances.

2. Company’s Representations and Warranties. Company represents and warrants to Contributor that as of the date hereof:

2.1 The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of Colorado and qualified to do business in Colorado, Arizona, Florida, Nevada and Ohio, and has the power and authority to own all of its property and conduct its business.

2.2 All actions of the Members, Managers and Management Committee (including, but not limited to, the approval of the Management Committee with respect to the issuance of the Units to the Contributor by the Company and the waiver of any Preemptive rights with respect to the contribution) necessary for the consummation by the Company of the transactions contemplated in this Agreement have been duly taken and are in effect, and the Company has all requisite power and authority to execute and deliver this Agreement. This Agreement, when executed on behalf of the Company, constitutes the legal, valid and binding obligations of the Company, enforceable against the it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. Neither the execution of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) constitute a violation of the Operating Agreement, or any law, statute, regulation, ordinance, judgment, decree or order applicable to the Company and of which the Company has actual knowledge, or (ii) result in the breach of or default under any agreement or instrument to which the Company is a party.

2.3 There is no action, suit or proceeding before any court or governmental or other regulatory or administrative agency, commission or tribunal or any arbitration pending or threatened against the Company that, if determined adversely to the Company would reasonably be expected to interfere in any material respect with the ability of such Company to perform its obligations under this Agreement.

2.4 No election has been filed to treat the Company as a corporation for federal income tax purposes.

Article IV

Contribution of the Units to Bogle Associates

1. Contribution. Upon receipt of the Units, Contributor will contribute 36 Units to TBA, a general partnership with its chief executive office in Colorado. Contributor is a general partner of TBA, and will receive a credit to his capital account in TBA for the value of the 36 Units Contributed. This Article is for information purposes only and neither this Article nor any contribution of Units to TBA constitutes a requirement or obligation of or consideration for any obligation in this Agreement. Notwithstanding the foregoing, the Company shall be entitled to rely on the representations in paragraph 2, below, in determining whether or not to consent to the contribution of Units referred to in this paragraph 1.

2. Representations of Contributor as a Partner in TBA. The Contributor represents that he is a general partner of TBA and in such capacity understands and acknowledges that the Units may be securities and have not been and are not contemplated to be registered under the federal

Securities Act of 1933 (the “33 Act”) or any state securities law. The Units cannot be offered for sale, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless there is an effective registration statement or other qualification relating to such securities under the 33 Act and any applicable state securities laws or unless the Company receives an opinion of counsel satisfactory to the Company that such registration or other qualification is not required in connection with such offer, transfer, sale, transfer, assignment, pledge, hypothecation or other disposition. The Company has no obligation to register or to cooperate in the registration of such securities. Contributor represents to each other Member and to the Company that the partners of TBA are “accredited investors” as defined in Rule 501(a) under the 33 Act and that, except as provided in the last sentence of this Section 1.1, the Contributor’s contribution of the Interest in exchange for the Units is solely for such Member and not directly or indirectly for or for the benefit of others and is purchased for investment purposes and not for resale.

3. Condition Precedent to Contribution. The Company shall not permit the contribution of the Units to TBA unless each of the Contributor, L. Randy Billingsley, and Thomas Tierney shall have satisfactorily completed a Request for Consent to Transfer of Membership Units in a form acceptable to the Company.

Article V

Miscellaneous

1. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by overnight courier, or by facsimile transmission to the parties at the following addresses or facsimile numbers:

If to Contributor, to:

Thomas J. Bogle

25 Downing Street, Unit 103

Denver, CO 80209

Facsimile No. (303) 926-8615

with a copy, which shall not constitute notice, to:

Robert R. Keatinge, Esq.

Holland and Hart, LLP

555 17th Street, Suite 3200

Denver, CO 80202

Facsimile No.: (303) 295-8261

If to the Company, to:

Sound Surgical Technologies LLC

1300 Plaza Court North Suite 103

Lafayette, CO 80026-1467

Attn: Douglas Foote

Facsimile No. (303) 926-8615

All such notices, requests and other communications will (i) if delivered personally or by overnight courier to the address as provided in this Section, be deemed given upon delivery, and (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party or copies of notices by giving notice specifying such change to the other parties hereto.

2. Entire Agreement. This Agreement, including all schedules and exhibits hereto, the supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

3. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by applicable law or otherwise afforded, will be cumulative and not alternative.

4. Modification. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

5. Successors and Assigns. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person. Subject to the terms of Section 6.10 hereof, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

6. Interpretation. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, valid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

8. Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Assignment. Neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other, which consent may be granted or denied in the sole discretion of the party whose consent is sought.

IN WITNESS WHEREOF, Contributor and the Company have executed and delivered this Agreement as of the day and year first above written.

CONTRIBUTOR

/ Thomas J. Bogle /
Thomas J. Bogle

THE COMPANY:

Sound Surgical Technologies LLC
A Colorado limited liability company

By:	/ Donald B. Wingerter, Jr. /
Donald B. Wingerter, Jr.
Chief Executive Officer and Manager

By:	/ Douglas D. Foote /
Douglas D. Foote
Chief Financial Officer and Manager

EXHIBIT A

Property of Sound Surgical Sales

Twelve Computers subject to leases.

All Data contained on those computers and other information and records of Sound Surgical Sales.